Exhibit (j)







           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of First Pacific Mutual Fund, Inc. and to the use of our report dated October 31, 2002 on the financial statements and financial highlights of Hawaii Municipal Fund and Hawaii Intermediate Fund,
each a series of shares of First Pacific Mutual Fund, Inc.   Such financial
statements and financial highlights appear in the 2002 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.




							/s/ Tait Weller & Baker
							TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 28, 2002